Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Tax-Free Income Portfolio 2
33-46941
811-6622

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008.

Voting results are as follows:

<c>To approve the elimination of the Funds
fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
              8,129,887
   Against
                 616,439
   Abstain
                 354,100
   Broker Non-Votes
              2,453,742
      Total
            11,554,168


To approve the new fundamental policy relating to investments in municipal securities for the Fund.



              8,165,645

                 557,220

                 377,561

              2,453,742

            11,554,168


To approve the elimination of the fundamental policy relating to investing in other investment companies.



              8,050,897

                 651,635

                 397,894

              2,453,742

            11,554,168


To approve the elimination of the Funds fundamental policies relating to derivatives and short sales.



              8,019,349

                 672,755

                 408,322

              2,453,742

            11,554,168


To approve the new fundamental policy for the Fund relating to commodities.



              8,013,608

                 666,952

                 419,866

              2,453,742

            11,554,168


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008999.